Exhibit 4

GLENN R. CLARK & ASSOCIATES LIMITED
4098 CONCESSION ROAD 5, R.R. #1
ORONO, ONTARIO, CANADA L0B 1M0
Phone 905-983-5127       Fax 905-983-9017






                                                                   June 26, 1997



Dakota Mining Corporation
410 Seventeenth Street, Suite 2450
Denver, Colorado
U.S.A.         80202


Gentlemen:

We hereby consent to the reference to our report dated January 30, 1997, entitled "GOLDEN REWARD MINING COMPANY L.P. at Lead, South Dakota" contained in the Registration Statement on Form S-4, of Dakota Mining Corporation (the "Company"), which Form S-4 is incorporated by reference into (i) the Registration Statement, as amended, of the Company, on Form S-8.

                                                              Yours truly,



                                                         /c/s/   Glenn R. Clark
                                            Glenn R. Clark & Associates Limited